UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
YARDVILLE NATIONAL BANCORP

(Name of Registrant as Specified in its Charter)
NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2465 KUSER ROAD
HAMILTON, NEW JERSEY 08690
March 27, 2006
To Our Shareholders:
     You are cordially invited to attend the Annual Meeting of Shareholders of Yardville National Bancorp to be held on May 3, 2006 at 10:00 AM at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey. A map and directions to the meeting are printed on the back cover of this Proxy Statement.
     At this meeting, shareholders will be asked to elect three directors to the Company’s Board of Directors to serve until the 2009 Annual Meeting.
     During the meeting, we will also report on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions you may have. The Company has scheduled a continental breakfast for shareholders immediately preceding the meeting.
     It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend the meeting, please act promptly so that your shares may be voted in accordance with your wishes. You may vote your shares by marking, signing and dating the enclosed BLUE proxy card and returning it in the postage paid envelope provided. If you hold your shares through a bank, brokerage firm or other nominee, you may be able to vote your shares by telephone or over the internet by following the instructions provided by your bank, brokerage firm or other nominee. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy by written proxy card, by telephone or over the internet.
     We look forward to seeing you at the meeting.

Very truly yours, PATRICK M. RYAN Chief Executive Officer

2465 KUSER ROAD
HAMILTON, NEW JERSEY 08690
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2006
     Notice is hereby given that the Annual Meeting of Shareholders of Yardville National Bancorp (the “Company”) will be held at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey on May 3, 2006 at 10:00 AM for the purpose of considering and voting upon the following matters:
•	The election of the three persons named in the accompanying Proxy Statement to serve as directors of the Company until the 2009 Annual Meeting of Shareholders and thereafter until their successors shall have been duly elected and shall have qualified.

•	The granting of discretion on all other matters as may properly come before the annual meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise.

•	Such other business as shall properly come before the meeting.
     A map and directions to the meeting are printed on the back cover of this Proxy Statement. Shareholders of record at the close of business on March 17, 2006 are entitled to notice of and to vote at the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, we request that you vote your shares. You may vote your shares by marking, signing and dating the enclosed BLUE proxy card and returning it in the postage paid envelope provided. If you hold your shares through a bank, brokerage firm or other nominee, you may be able to vote your shares by telephone or over the internet by following the instructions provided by your bank, brokerage firm or other nominee. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy by written proxy card, by telephone or over the internet. You may revoke your proxy at any time prior to the voting of your proxy at the Annual Meeting, by submitting to the Company a later-dated proxy or by written notice of revocation at or prior to the meeting.

By Order of the Board of Directors, DANIEL J. O’DONNELL Secretary
March 27, 2006
IMPORTANT – PLEASE SUBMIT YOUR BLUE PROXY CARD PROMPTLY

-i-

2465 KUSER ROAD
HAMILTON, NEW JERSEY 08690

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Yardville National Bancorp (the “Company”) of proxies for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 AM at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey on Wednesday, May 3, 2006, or such later date to which the Annual Meeting may be adjourned or postponed. A map and directions to the meeting are printed on the back cover of this Proxy Statement. This Proxy Statement is first being mailed to our shareholders on approximately March 27, 2006.
     Your Board of Directors believes that continued execution of our strategic plan will enhance shareholder value. This plan is designed to increase the value of the YNB franchise by growing our asset base in both existing and contiguous markets. We see opportunities for ongoing growth as we continue to translate this additional top line revenue to bottom line results.
     The markets we serve, as well as those we plan to enter in the coming years, present excellent demographics. As other larger institutions consolidate, we are taking advantage of outstanding opportunities to bring customers our brand of personalized service that the competition — both large and small — just cannot offer.
     We believe that the key differentiating factors between YNB and our competition are our relationship banking philosophy, our extensive in-market expertise, and our ability to deliver state-of-the-art products and services, while providing local decision making and access to top management when needed or desired. We continue to see positive results from our strategic plan.
     Our goals are to further develop our earnings power by managing our cost of funds and increasing our net income by attracting lower cost deposits and making quality commercial loans. In 2006 and beyond, we plan to achieve these goals by further expanding our branch network, enhancing our brand image, and further strengthening our infrastructure to deliver on our promises to our customers. In short, your board remains confident that our strategic plan, strong leadership, and customer relationships will continue to deliver superior value to all of our shareholders. The board’s nominees all incumbent directors who have had a hand in our past successes, are best suited to serve all our shareholders by moving our strategic plan forward into the future.
     Your vote is extremely important. Please sign and date the enclosed BLUE proxy card and return it today.
     As you may know, a group led by dissident shareholder Lawrence B. Seidman has commenced a hostile proxy contest and has filed proxy materials in connection with the upcoming Annual Meeting. This dissident shareholder group has nominated its own slate of director nominees for election to your Board. We believe that this dissident group’s true motivation is merely to serve its own narrow interests without regard to building long-term value for all YNB shareholders. Whenever you receive any proxy solicitation materials and a white proxy card from this dissident group, your Board of Directors unanimously recommends that you discard such materials from this dissident group.
I. Information About Voting
How are proxies being solicited?
     This proxy solicitation is being made at the direction of the Board, and we will pay all expenses relating to the solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company or the Company’s wholly-owned bank subsidiary, The Yardville National Bank (the “Bank”), who will not be compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

     We have retained Georgeson Shareholder Communications, Inc., or “Georgeson,” to aid in the solicitation of proxies and to verify records relating to the solicitation. Georgeson will receive a fee for its services of $60,000, as well as expense reimbursement. Approximately 30 persons will be used by Georgeson in such solicitation. The total amount estimated to be expended in connection with this proxy contest and the total amount expended through March 17, 2006 is $200,000 and $25,000, respectively, both of which exclude the amount normally expended in connection with a solicitation for the election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers of the Company.
What is on the agenda for the Annual Meeting?
     The agenda for the Annual Meeting is:
•	The election of three directors to serve until the 2009 Annual Meeting; and

•	Such other business as may be properly brought before the meeting.
Who can vote?
     You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on March 17, 2006. Each share of Common Stock you own as of the record date entitles you to one vote on the election of the nominees for director and any other matters that may properly come before the Annual Meeting. As of March 17, 2006, there were 10,950,779 shares of Common Stock outstanding and entitled to vote.
How do I vote if shares are held directly in my name?
     If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:
•	Voting By Mail. If you choose to vote by mail, complete the enclosed BLUE proxy card, date and sign it, and return it in the postage-paid envelope provided.

•	Voting by Telephone or Internet. As a result of the hostile proxy contest in connection with the Annual Meeting, telephone and internet voting will not be available if you hold your shares in certificate form. Accordingly, it is important that you return the BLUE proxy card or attend the Annual Meeting to vote your shares.

•	In Person. If you choose to vote in person, come to the Annual Meeting and cast your vote. If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy by mail.

How do I vote if shares are held through a bank, brokerage firm or other nominee?
     If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:
•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee.

•	Voting by Telephone or Internet. If your shares are held through a bank, brokerage firm or other nominee, the voting instruction form provided to you by your bank, brokerage firm or other nominee should provide telephone or internet voting instructions if available.

•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person.
What if I participate in the Company’s Dividend Reinvestment and Stock Purchase Plan?
     If you participate in our Dividend Reinvestment and Stock Purchase Plan (the “Dividend Reinvestment Plan”), you will receive a single proxy covering both the shares of Common Stock you hold in certificate form and the shares of Common Stock held by the Dividend Reinvestment Plan Administrator in your Dividend Reinvestment Plan account. If the proxy is not returned, shares of Common Stock, including any held under the Dividend Reinvestment Plan, will not be voted on your behalf.
How will my proxy be voted?
     Unless you tell us on the BLUE proxy card to vote differently, we plan to vote signed and returned proxies FOR the nominees for director named in this Proxy Statement and FOR the granting of discretion to vote on any other matters that may come before the Annual Meeting. At present, we do not know of any other matters to come before the Annual Meeting. If other matters arise, proxy holders will vote the proxies according to their best judgment. If you hold your shares of Common Stock in “street name” (that is, through a broker or other nominee) and fail to instruct your broker or nominee as to how to vote your shares of Common Stock, your broker or nominee may, in its discretion, vote your shares FOR the election of the nominees for director named in this Proxy Statement. At or after the Annual Meeting, inspectors of election will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.
What is a broker non-vote?
     A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the Annual Meeting and the bank or brokerage firm is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Any broker non-votes have no effect on the outcome of the vote on a matter, although the shares represented by “broker non-votes” will be counted in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I change my vote after submitting my proxy card?
     Yes. Any shareholder giving a proxy has the right to attend the Annual Meeting and vote in person. A proxy may be revoked prior to the Annual Meeting if a later-dated proxy or a written revocation is sent to Daniel J. O’Donnell, Secretary of the Company, at 2465 Kuser Road, Hamilton, New Jersey 08690 and received prior to the Annual Meeting. In addition, a proxy may be revoked at the Annual Meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the Annual Meeting prior to the voting of such proxy.
What constitutes a quorum at the Annual Meeting and how are votes counted?
     We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum but otherwise do not count.
How many votes are required for the election of directors?
     Directors are elected by a plurality vote of shares of Common Stock cast in person or by proxy at the Annual Meeting. A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Since the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the result. Shareholders are not entitled to cumulative voting in the election of directors.
How many votes are required for any other proposals that may properly come before the Annual Meeting?
     All other proposals that may properly come before the Annual Meeting or any adjournments thereof will be approved if a majority of the votes cast are voted in favor of the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our Certificate of Incorporation or By-Laws. Abstentions and broker non-votes on such other proposals are not considered votes cast on the proposals and, as such, have no effect on the approval of the proposals. We are not aware of any such other proposals at the present time.
II. Proposals for the Election of Directors and Granting of Discretion
     Election of Directors. Our Certificate of Incorporation and By-Laws provide that the number of directors will not be less than five or more than twenty-five and permits the exact number to be determined from time to time by the Board. The Board has fixed the number of directors at thirteen. The directors of the Company also serve as directors of the Bank.
     Pursuant to the Certificate of Incorporation, the directors of the Company are divided into three classes, as nearly equal in number as possible, and each class has a three-year term. Class terms expire on a rolling basis, so that typically one class of directors is elected each year. In December 2005, two members of the class of directors whose terms would have expired at the 2006 Annual Meeting resigned and the Board reduced the number of directors constituting the entire Board from fifteen to thirteen. As a result, three directors are to be elected at the 2006 Annual Meeting. The Board’s nominees for the class of directors whose terms will expire at the 2009 Annual Meeting of Shareholders are Samuel D. Marrazzo, Louis R. Matlack, Ph.D. and George D. Muller. If, for any reason, any Board nominee becomes unavailable for election, the proxies solicited by the Board will be voted for such substituted nominee as is selected by the Board. The Board has no reason to believe that any of the named nominees are not available or will not serve if elected.
     Information about the nominees, as well as the continuing directors, is contained below.
Board of Directors
NOMINEES FOR DIRECTOR — TERM EXPIRING IN 2009

Samuel D. Marrazzo	Age: 58	Director Since: 2003
Samuel D. Marrazzo is the owner and operator of Marrazzo’s Thriftway in Robbinsville, New Jersey and Marrazzo’s Market in Ewing, New Jersey. Mr. Marrazzo is also a member of the Executive Committee of Retail Marketing Group, LLC, an organization of supermarket owners with oversight responsibility for negotiation and implementation of supply agreements worth more than $120 million per year.

Louis R. Matlack, Ph.D.	Age: 71	Director Since: 1997
Louis R. Matlack, Ph.D. was a Principal of Matlack Mediation, a mediation services firm, from 1988 to 2000 and is now retired. Prior to founding his mediation services firm, he was an executive at Scott Paper Company for 12 years and President and CEO of George D. Wetherill & Co., Inc. for five years prior to that.

George D. Muller	Age: 62	Director Since: 2005
George D. Muller is the President of Flemington Glass Enterprises, Inc. He formerly served as a director of Flemington National Bank & Trust for 20 years, and as its chairman for three years. Before joining the YNB Board, he was chairman of the Business Development Board of Carnegie Bank. He currently provides consulting services for Riedel Crystal, a glass company, and serves as a Freeholder of Hunterdon County, New Jersey.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. MARRAZZO, MATLACK AND MULLER TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2009 ANNUAL MEETING.
DIRECTORS CONTINUING IN OFFICE — TERM EXPIRING IN 2007

Elbert G. Basolis, Jr.	Age: 44	Director Since: 1996
Elbert G. Basolis, Jr. has served as Vice Chairman of the Board of the Company and the Bank since 2002. Mr. Basolis is President, CFO and Owner of Aqua Control Inc., a water utility consulting business, since 1985.

Anthony M. Giampetro, M.D.	Age: 70	Director Since: 1994
Anthony M. Giampetro, M.D. is a physician in private practice.

Patrick M. Ryan	Age: 61	Director Since: 1992
Patrick M. Ryan has served as the Chief Executive Officer of both the Company and the Bank since November 1992 and served as the President of both the Company and the Bank from November 1992 until January 2006. Mr. Ryan is a past member of the Federal Reserve Bank of Philadelphia’s Community Bank Advisory Council and currently serves on the Board of Governors of Rutgers, the State University of New Jersey, and the Board of Trustees of the New Jersey Bankers Association.

Martin Tuchman	Age: 65	Director Since: 2000
Martin Tuchman has served as the Chairman of the Board and Chief Executive Officer of Interpool, Inc., a chassis and leasing company, since 1993.

F. Kevin Tylus	Age: 51	Director Since: 1992
F. Kevin Tylus has served as the President of the Company and the Bank since January 2006 and as the Chief Operating Officer of the Company and the Bank since February 2005. Mr. Tylus also served as Senior Executive Vice President of the Company and the Bank between October 2004 and January 2006, and served as Chief Administrative Officer from October 2004 to January 2005. Prior to joining the Bank, Mr. Tylus served as Regional President of Great-West Life and Annuity from January 2003 to September 2004, and Subsidiary President and Corporate Senior Vice President of CIGNA Corporation from November 1999 to December 2002.
DIRECTORS CONTINUING IN OFFICE — TERM EXPIRING IN 2008

Jay G. Destribats	Age: 71	Director Since: 1990
Jay G. Destribats has served as the Chairman of the Board of both the Company and the Bank since 1990. He also was a Partner in the law firm now known as Destribats, Campbell, DeSantis, Magee and Staub (Counselors at Law) until July 1999 and is now Of Counsel.

Gilbert W. Lugossy	Age: 70	Director Since: 1991
Gilbert W. Lugossy served as a member of the New Jersey State Parole Board from April 1990 to April 1997 and is now retired.

Christopher S. Vernon	Age: 41	Director Since: 2002
Christopher S. Vernon has been the owner and President of Mercer Management and Development Inc., a real estate development and management company specializing in distressed properties, since 1983.

James E. Bartolomei	Age: 46	Director Since: 2004
James E. Bartolomei is the managing partner of Bartolomei Pucciarelli, LLC, a CPA firm.

Robert L. Workman	Age: 43	Director Since: 2004
Robert L. Workman is currently the owner and a senior partner of Workman & Skertic, a CPA firm.
     Granting of Discretion. In the event that any other matters properly come before the Annual Meeting or any adjournments thereof, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or any other matters incidental to the conduct of the meeting or otherwise, you are being asked to grant discretion to the individuals named in the BLUE proxy card to vote on any other matters as may properly come before the Annual Meeting or any adjournments thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE GRANTING OF DISCRETION TO VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
III. Corporate Governance
General
     The Company’s business is managed under the direction and oversight of the Board. The Board appoints our Chief Executive Officer and senior management team who are responsible for the day-to-day conduct of our business.
     Board of Director and Shareholder Meetings. The Board held eleven meetings during 2005. The directors of the Company also serve as directors of the Bank. The Board of Directors of the Bank holds regularly scheduled meetings once a month and special meetings as circumstances require. During 2005, the Board of Directors of the Bank held fourteen meetings. During 2005, each director of the Company attended at least 75% of the aggregate total number of Board meetings of the Company and meetings of the committees of the Board on which such director served. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s shareholders, there is no formal policy as to their attendance. All of the members of the Board then serving attended our 2005 Annual Meeting of Shareholders.
     Board of Director Independence. As required under the listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with outside counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors other than Messrs. Destribats, Ryan, Tylus and Vernon are independent directors within the meaning of the applicable Nasdaq listing standards. The Company’s independent directors meet in required regularly scheduled executive sessions at which only independent directors are present.
     Shareholder Communications. The Board has established a process for shareholders and other interested parties to communicate directly with the Company’s directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of our directors may send correspondence to the following address:

c/o Corporate Secretary Yardville National Bancorp 2465 Kuser Road Hamilton, New Jersey 08690
     The Company’s general policy is to forward as soon as practicable, and not to screen, any mail received by the Company’s Corporate Secretary that is sent to the Board of Directors or any member of the Board, unless the Company believes the communication may pose a security risk.
     In addition, any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Company’s Audit Committee by writing to the following address:

Audit Committee c/o Corporate Secretary Yardville National Bancorp 2465 Kuser Road Hamilton, New Jersey 08690
     The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our Code of Ethics is posted in the “Investor,” or “Investor Relations,” section on our Internet web site, www.ynb.com.

Committees of the Board of Directors
     The Board has a number of committees, including the Audit Committee, Compensation Committee, and Nominating and Governance Committee. Information relating to these committees is set forth below.
Audit Committee
     Membership. Chaired by Mr. Bartolomei and presently including Messrs. Workman (who serves as Vice Chairperson), Matlack and Muller, the Audit Committee met eighteen times in 2005. The present membership of the Audit Committee resulted from the appointment of Mr. Muller in September 2005, followed by the reduction in the size of the committee from six to four, upon the recommendation of McGee Partners, a consultant retained by the Board to evaluate the composition and operation of the Audit Committee and our internal audit function. Messrs. Basolis and Lugossy resigned their positions on the Audit Committee in connection with the reduction in the size of the committee and not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Messrs. Basolis and Lugossy continue to serve as directors of the Company and the Bank. During 2005 each member of the Audit Committee was “independent” as defined by the applicable rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”). Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
     Audit Committee Financial Expert. The Board has designated Mr. Bartolomei as the “audit committee financial expert” as defined under applicable SEC rules and has further determined that Mr. Bartolomei possesses the requisite “financial sophistication” required under applicable Nasdaq rules.
     Governance and Functions. The Audit Committee is governed by a charter approved by the Board and containing, among other things, the committee’s membership requirements and responsibilities. The Audit Committee Charter (as amended and restated by the Board on October 26, 2005) is attached to this Proxy Statement as Appendix A. The principal duties of the Audit Committee, among other things, are to:
•	Review and discuss with management the annual report, proxy statement and other financial statements filed by the Company to ensure the integrity of the Company’s financial reporting process

•	Review the qualifications, performance and independence of the Company’s independent public accountants

•	Review significant changes in accounting policies with management and the Company’s independent public accountants

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company, including confidential anonymous submissions by our employees, regarding questionable accounting or auditing matters

•	Appoint and oversee the work of the Company’s independent public accountants

•	Pre-approve audit and non-audit services provided by the Company’s independent public accountants

•	Monitor and ensure timely response by management to deficiencies in controls or violations of law or regulation, and

•	Review and approve all related party transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.
Compensation Committee
     Membership. The Board’s Compensation Committee (the “Compensation Committee”) is chaired by Mr. Muller and its other members are Vice Chairperson Giampetro and Messrs. Bartolomei and Basolis. The current composition of the Compensation Committee resulted from the appointment of Mr. Muller in June, 2005, followed by the resignation of Mr. Vernon in September, 2005. In January 2006, the Board reduced the number of directors constituting the Compensation Committee from five to four, following the recommendation of Lighthouse Business Group, a consultant retained by the Board to assess the effectiveness of the Board and its committees. Mr. Matlack resigned his position on the Compensation Committee in connection with the reduction in the size of the committee and not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Matlack continues to serve as a director of the Company and the Bank. All of the current members of the Compensation Committee are considered to be “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC. The Compensation Committee met ten times in 2005.
     Governance and Functions. The principal duties of the Compensation Committee, among other things, are to:
•	Review and approval of all compensation for the Company’s Chief Executive Officer

•	Review and approval of the Chief Executive Officer’s employment agreement

•	Review of recommendations made by the Chief Executive Officer with respect to compensation for all executive officers other than the Chief Executive Officer

•	Review of recommendations made by the Chief Executive Officer with respect to employment agreements, if any, for all executive officers other than the Chief Executive Officer

•	Administration of the annual management incentive plan for key management personnel of the Company

•	Establishment of Company-wide and individual goals for key management personnel under the annual incentive compensation program

•	Carrying out other responsibilities assigned to the Committee by the Board of Directors, and

•	Administration of the Company’s equity compensation program.
Nominating and Governance Committee
     Membership. The Board’s Nominating and Governance Committee (the “Nominating Committee”) is chaired by Mr. Lugossy and its other members are Vice Chairperson Basolis, Dr. Giampetro and Mr. Marrazzo. The current composition of the

Nominating Committee resulted from the resignation of Ms. Buklad in December, 2005. Ms. Buklad resigned her positions as a director of the Company and the Bank voluntarily, and not because of a disagreement with the Company or the Bank on any matter relating to their operations, policies, or practices. In January 2006, the Board reduced the number of directors constituting the Nominating Committee from five to four, following the recommendation of Lighthouse Business Group, a consultant retained by the Board to assess the effectiveness of the Board and its committees. The current members of the Nominating Committee are considered to be “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC. The Nominating Committee met four times in 2005.
     Governance and Functions. The Nominating Committee is governed by a charter approved by the Board and containing, among other things, the committee’s membership requirements and responsibilities. The text of the Nominating Committee Charter is posted in the “Investor,” or “Investor Relations,” section of our Internet web site, www.ynb.com. In January 2006, the Board delegated certain corporate governance functions to the Nominating Committee, including the development and oversight of compliance with corporate governance principles. The Nominating Committee is evaluating amendments to its charter related to the corporate governance function and will make a recommendation to the Board with respect to such amendments for the Board’s approval. When the Nominating Committee Charter is amended, the amended charter will be available on our Internet web site. The principal duties of the Nominating Committee, among other things, are to:
•	Identify, evaluate and recommend director candidates for the Board’s selection

•	Administer the policy and procedures set forth in the Company’s By-Laws with regard to the consideration of any director candidates recommended by the Company’s shareholders

•	Consider and make recommendations on the appropriate size and composition of the Board and Board committees

•	Review and make recommendations on the range of skills, qualifications and expertise which should be represented on the Board, and the eligibility criteria for individual Board and committee membership

•	Identify candidates for the Company’s Business Development Board, and

•	Develop and oversee compliance with a set of Corporate Governance Principles.
     Process for Identifying and Evaluating Board Nominees. The Nominating Committee will seek recommendations for director candidates from members of the Nominating Committee, the Board, and senior management. It will consider candidates recommended by any of the foregoing parties or the Company’s shareholders and may consider candidates recommended by other parties. The Company will forward any and all information with respect to director candidates received from the Company’s shareholders to the Nominating Committee. Candidates recommended by the Company’s shareholders in accordance with the procedures outlined on page 28 under the heading “Shareholder Proposals” will receive the same consideration as received by the candidates identified by the Nominating Committee. In evaluating candidates for Board nomination, the Nominating Committee will consider one or more of the following factors, as well as any other factors deemed relevant by the Nominating Committee: independence, integrity, knowledge, judgment, character, leadership skills, education, experience, financial literacy, diversity, technical background, standing in the community, and the needs of the Board in light of the current mix of directors’ skills and attributes. In evaluating incumbent directors for re-election, the Nominating Committee will consider that director’s overall service to the Company, including the number of meetings attended, level of participation, quality of performance, as well as any other factors deemed relevant by the Nominating Committee.
Board of Directors Compensation
     Employee Directors
     Any director who is also an employee of the Company or the Bank does not receive any additional compensation for his service as a director of the Company or the Bank.
     Non-Employee Directors
     For 2005, non-employee directors of the Company (which includes all directors other than Mr. Destribats, Mr. Ryan, and Mr. Tylus) were paid $100 for each Company Board of Directors meeting attended which was not held on the same day as a Bank Board of Directors meeting. Non-employee directors were paid a fee of $1,000 per Bank Board of Directors meeting. In 2005, non-employee directors were paid an annual retainer fee of $20,000 in addition to normal Board of Directors and committee fees.
     Board Committees
     Non-employee directors were paid $400 for attending each committee meeting of the Board of the Company or the Bank ($500 in the case of the chairperson of such meeting), with the exception of the members of the Audit Committee, who were paid $500 ($750 in the case of the chairperson of the Audit Committee).
     Deferred Compensation Plan
     Pursuant to a Deferred Compensation Plan that became effective on January 1, 1995, non-employee directors are allowed to defer all or a portion of their fees and retainers. During 2005, the Company matched each director’s deferral at a rate of $.50 per dollar deferred. If a participant ceases to be a director for any reason, such participant will at that time be entitled to receive from the Company the aggregate amount of his or her deferred fees and retainers and the Company’s matching contributions, plus earnings on such amount at an annual rate which may vary from year to year. The rate is based upon the prime rate and is adjusted annually. The total amount to which any participating director will be entitled depends upon several factors, including the number of years of participation and the amount of fees and retainers earned and deferred. The cost to the Company for 2005 was $354,698.
     2003 Stock Option Plan for Non-Employee Directors
     In April 2003, the Board adopted the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”). The 2003 Director Plan was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders. The 2003 Director Plan allows for the granting of options to purchase an aggregate of 250,000 shares of Common Stock at an option price to be no less than the market value of the stock on the date options are granted. Options granted under the 2003 Director Plan vest immediately and have a term not to exceed ten years. The 2003 Director Plan provides for a grant of 3,000 options per year to each non-employee director who is a director on the day immediately after each Annual Meeting of Shareholders of the Company. In addition, the 2003 Director Plan allows for the granting of stock options to new non-employee directors. A total of 36,000 options were granted during 2005 under the 2003 Director Plan.

IV. Security Ownership
Ownership of Management and Certain Beneficial Owners
     The following table shows, as of March 17, 2006, the number of shares of Common Stock beneficially owned by:
•	each person who is known by us to be the beneficial owner of more than five percent of the Common Stock outstanding;

•	each director and nominee for election as director;

•	the Named Executive Officers (as that term is defined on page 17 of this Proxy Statement); and

•	all of our current directors and executive officers as a group.

	Number of Shares	Percent of
Name of Beneficial Owner (1)	Beneficially Owned (2)(3)(4)	Common Stock (5)
Lawrence B. Seidman (6)	903,039	8.25%
Private Capital Management (7)	836,533	7.64%
Jeffrey L. Gendell (8)	743,086	6.79%

Jay G. Destribats (9)	210,179	1.90%
Patrick M. Ryan (10)	431,617	3.90%
F. Kevin Tylus (11)	244,982	2.23%
Stephen F. Carman (12)	84,365	*
Timothy J. Losch (13)	76,570	*
James E. Bartolomei	10,081	*
Elbert G. Basolis, Jr. (14)	39,001	*
Anthony M. Giampetro, M.D. (15)	69,637	*
Gilbert W. Lugossy (16)	25,404	*
Samuel D. Marrazzo	34,491	*
Louis R. Matlack, Ph.D. (17)	57,315	*
George D. Muller (18)	8,480	*
Martin Tuchman (19)	588,375	5.37%
Christopher S. Vernon (20)	91,804	*
Robert L. Workman (21)	9,936	*

Directors and Executive Officers as a group (24 persons) (22)	1,878,055	16.24%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each person identified below is c/o Yardville National Bancorp, 2465 Kuser Road Hamilton, New Jersey 08690.

(2)	The number of beneficially owned shares includes shares over which the named person, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote, or direct the voting of, such security; or investment power, which includes the power to dispose of, or to direct the disposition of, such security. All shares of a named person are deemed to be subject to that person’s sole voting and investment power unless otherwise indicated.

(3)	Includes shares subject to options granted under the Company’s stock option plans exercisable within sixty (60) days of March 17, 2006, as follows: Mr. Destribats – 91,000 shares; Mr. Ryan – 123,782 shares; Mr. Tylus – 25,000 shares; Mr. Carman – 52,800 shares; Mr. Losch – 63,050 shares; Mr. Bartolomei – 3,000 shares; Mr. Basolis, Jr. – 9,000 shares; Dr. Giampetro – 6,000 shares; Mr. Lugossy – 9,000 shares; Mr. Marrazzo – 6,000 shares; Mr. Matlack – 9,000 shares; Mr. Muller – 3,000 shares; Mr. Tuchman – 9,000 shares; Mr. Vernon – 9,000 shares; Mr. Workman – 3,000 shares; also includes shares subject to options to be granted under the 2003 Director Plan on the day immediately after the Annual Meeting, which options shall be exercisable within sixty (60) days of March 17, 2006, as follows: Mr. Bartolomei – 3,000 shares; Mr. Basolis, Jr. – 3,000 shares; Dr. Giampetro – 3,000 shares; Mr. Lugossy – 3,000 shares; Mr. Tuchman – 3,000 shares; Mr. Vernon – 3,000 shares; Mr. Workman – 3,000 shares; and all directors and executive officers as a group — an aggregate of 562,332 shares.

(4)	Includes shares in the Yardville National Bank Employee Stock Ownership Plan Trust (the “ESOP”) as follows: Mr. Destribats – 4,004 shares for his own account (and 64,175 shares over which Mr. Destribats, as a trustee of the ESOP, shares voting rights with Mr. Ryan and Mr. Tylus); Mr. Ryan – 4,004 shares for his own account (and 64,175 shares over which Mr. Ryan, as a trustee, shares voting rights with Mr. Destribats and Mr. Tylus); Mr. Tylus – 64,175 shares over which Mr. Tylus, as a trustee of the ESOP, shares voting rights with Mr. Destribats and Mr. Ryan; Mr. Carman – 3,253 shares for his own account; and Mr. Losch – 3,203 shares for his own account;

(5)	Shares of the Common Stock which a person has a right to acquire pursuant to the exercise of stock options and warrants held by that person that are exercisable within 60 days of March 17, 2006 are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person.

(6)	Information with respect to beneficial ownership is based on a Schedule 13D/A filed with the SEC on March 10, 2006 by Lawrence B. Seidman and certain of his affiliates. The address of Lawrence B. Seidman is 100 Misty Lane, Parsippany, New Jersey 07054.

(7)	Information with respect to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2006. Private Capital Management’s address is 8889 Pelican Bay Blvd., Naples, Florida 34108.

(8)	Information with respect to beneficial ownership is based on a Form 13F filed with the SEC on February 13, 2006 by Jeffrey L. Gendell and certain of his affiliates. The business address of Jeffrey L. Gendell is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(9)	Includes 3,000 shares held by Mr. Destribats’ spouse.

(10)	Includes 1,287 shares held by Mr. Ryan as custodian for his children, 55 shares held by Mr. Ryan’s son, and 6,224 shares held by Mr. Ryan’s spouse as to which Mr. Ryan disclaims beneficial ownership.

(11)	Includes 143,233 shares held jointly with Mr. Tylus’ spouse, 1,560 shares owned by Mr. Tylus’ spouse as to which Mr. Tylus disclaims beneficial ownership and 4,149 shares held by Mr. Tylus as custodian for his children.

(12)	Includes 3,037 shares held jointly with Mr. Carman’s spouse and 225 shares held by Mr. Carman as custodian for his child.

(13)	Includes 2,312 shares held by Mr. Losch as custodian for his spouse.

(14)	Includes 9,400 shares held by Aqua Control Inc. and 92 shares held by Mr. Basolis, Jr. and his spouse as custodians for their children.

(15)	Includes 16,400 shares held in the name of Profit Sharing Pension Fund FBO Dr. Giampetro, 24,190 shares held in the name of Bellarmino-Giampetro Pension Voluntary Contribution Plan and 11,540 shares held in the name of Bellarmino-Giampetro-Scheuerman pension plan.

(16)	Includes 3,192 shares held jointly with Mr. Lugossy’s spouse.

(17)	Includes 6,199 shares held in the Matlack Family Trust under which Mr. Matlack is a co-trustee.

(18)	Includes 200 shares held jointly with Mr. Muller’s spouse.

(19)	Includes 2,000 shares held by the Tuchman Foundation, 15,300 shares in a retirement account in the name of Mr. Tuchman’s spouse and 50,000 shares issuable upon exercise of stock warrants held by Mr. Tuchman. Mr. Tuchman’s address is 211 College Road East, Princeton, New Jersey 08540.

(20)	Includes 25 shares held jointly with Mr. Vernon’s spouse and 3,000 shares issuable upon exercise of stock warrants held by Mr. Vernon.

(21)	Includes 1,812 shares held by Mr. Workman’s spouse and 200 shares held by Mr. Workman’s son.

(22)	Includes executive officers as in effect on March 17, 2006 and does not include changes in management since that date.

V. Shareholder Return Performance Graph
     The following graph shows the percentage change in the cumulative total return performance (assuming reinvestment of dividends) to holders of Common Stock with that of the Total Return Index for the Nasdaq Stock Market Composite and a line of business index published by SNL Industries, an information and research firm in the financial information marketplace (the “SNL Bank Index”), both of which are published indexes. The graph comparison includes the period beginning December 31, 2000 through December 31, 2005. Shares of Common Stock are traded on the Nasdaq National Market System under the symbol “YANB.” The comparison of the cumulative return for each investment assumes that $100 was invested in Common Stock and in each index on December 31, 2000.
Source : SNL Financial LC, Charlottesville, VA (434) 977-1600 © 2005
The foregoing graph shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

VI. Management
     The following table sets forth the name and age of each current executive officer of the Company and the Bank. Select biographical information concerning these individuals appears below the table. The executive officers are appointed to their respective offices annually.

Name	Age	Position
Jay G. Destribats	71	Chairman of the Board of Directors of the Company and the Bank

Patrick M. Ryan	61	Chief Executive Officer of the Company and the Bank

F. Kevin Tylus	51	President and Chief Operating Officer of the Company and the Bank

Stephen F. Carman	49	Vice President and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank

Timothy J. Losch	55	Executive Vice President and Chief Market Development and Community Relations Officer of the Bank

Stephen R. Walker	62	Executive Vice President and Chief Information Officer of the Bank

Brian K. Gray	43	First Senior Vice President and Chief Retail Services and Marketing Officer of the Bank

Howard N. Hall	46	Assistant Treasurer of the Company and First Senior Vice President and Investments and Financial Planning Officer of the Bank

Eugene C. McCarthy	45	First Senior Vice President and Core Markets Manager

Daniel J. O’Donnell	43	Secretary of the Company and Executive Vice President and Chief Legal Officer of the Bank

Joanne C. O’Donnell	47	First Senior Vice President and Chief Credit Administration Officer of the Bank

John P. Samborski	61	First Senior Vice President and Chief Lending Officer of the Bank

Patrick L. Ryan	30	Senior Vice President and Strategic Planning, Corporate Development and Emerging Markets Manager of the Bank
     See pages 5-6 for a description of the business background of Messrs. Destribats, Ryan and Tylus.
     Stephen F. Carman has served as Vice President of the Company since November 2002 and Treasurer of the Company since May 1992. He has served as Executive Vice President and Chief Financial Officer of the Bank since November 1992 and served as Secretary of the Company from May 1992 to April 2002.
     Timothy J. Losch has served as Executive Vice President and Chief Market Development and Community Relations Officer of the Bank since February 2005 and served as Executive Vice President and Chief Operating Officer from June 1997 to January 2005.
     Stephen R. Walker has served as Executive Vice President and Chief Information Officer of the Bank since January 2003 and served as First Senior Vice President and Chief Information Officer from June 2002 to December 2002. Prior to joining the Bank, he served at Merrill Lynch as First Vice President and Chief Technology Officer from 2000 to 2002 and as First Vice President and Director of Core Applications Technology from 1995 to 2000.
     Brian K. Gray has served as First Senior Vice President and Chief Retail Services and Marketing Officer of the Bank since January 2006. He served as First Senior Vice President and Retail Banking and Marketing Officer of the Bank from October 2003 to December 2005, as Senior Vice President and Retail Banking and Marketing Officer of the Bank from January 2003 to September 2003, as Senior Vice President and Marketing Officer of the Bank from January 2001 to December 2002, and as Vice President and Consumer Lending Officer of the Bank from October 1999 to December 2000.
     Howard N. Hall has served as Assistant Treasurer of the Company since April 2002 and as First Senior Vice President and Investments and Financial Planning Officer of the Bank since March 2005. He served as First Senior Vice President and Investments Officer from January 2003 to March 2005, First Senior Vice President and Controller of the Bank from February 2000 to January 2003 and as Senior Vice President and Controller of the Bank from November 1997 to February 2000.
     Eugene C. McCarthy has served as First Senior Vice President and Core Markets Manager of the Bank since January 2006. He served as First Senior Vice President and Market Manager of the Hunterdon Region from October 2001 to December 2005 and as Senior Vice President and Market Manager of the Hunterdon Region from February 2001 to September 2001. Prior to joining the Bank he was employed with First Union National Bank from 1986 to 2001 holding positions as Relationship Manager, Vice President and Commercial Lending Team Leader, Vice President and Regional Manager, and Senior Vice President and Underwriting Site Manager.
     Daniel J. O’Donnell has served as Secretary of the Company since April 2002 and as Executive Vice President and Chief Legal Counsel of the Bank since July 2005. He served as First Senior Vice President and General Counsel of the Bank from January 2003 to July 2005 and as Senior Vice President and General Counsel of the Bank from January 2001 to December 2002. Prior to joining the Bank in 2001, Mr. O’Donnell was a Partner at the law firm of Destribats, Campbell, DeSantis, Magee and O’Donnell from October 1994 to December 2000.
     Joanne C. O’Donnell has served as First Senior Vice President and Chief Credit Administration Officer of the Bank since April 2005. She served as Senior Vice President and Chief Credit Administration Officer of the Bank from April 2004 to March 2005, as Senior Vice President and Credit Administration Manager of the Bank from October 2003 to April 2004 and as Vice President and Credit Department Manager of the Bank from January 1999 to September 2003.
     John P. Samborski has served as First Senior Vice President and Chief Lending Officer of the Bank since April 2004. He served as First Senior Vice President and Credit Officer of the Bank from January 2003 to April 2004 and as Senior Vice President and Credit Officer of the Bank from October 2001 to January 2003. Prior to joining the Bank, Mr. Samborski served as Vice President of Citizens Bank of New Hampshire from August 1991 to October 2001.
     Patrick L. Ryan has served as Senior Vice President and Strategic Planning, Corporate Development and Emerging Markets Manager of the Bank since January 2006. He served as Senior Vice President and Strategic Planning Officer of the Bank from January 2005 to December 2005. Prior to joining the Bank, he served as a consultant for Bain and Company from September 2003 to December 2004 after graduating from the Tuck School of Business at Dartmouth in June 2003. Prior to business school, he worked as a Business Development Associate at Medsite, Inc. in 2000 and 2001, and as an investment banking analyst for Goldman Sachs from 1997 to 2000.

VII. Executive Compensation
Summary Compensation Table
     The following table sets forth compensation paid or allocated with respect to the fiscal years ended December 31, 2005, 2004, and 2003 for services rendered in all capacities to the Company and the Bank by the Chief Executive Officer of the Company, and the Company’s four most highly compensated executive officers for 2005 other than the Chief Executive Officer, (collectively, the “Named Executive Officers”).

				Long Term
				Compensation
		Annual Compensation		Awards
				Securities	All Other
Name and		Salary	Bonus	Underlying	Compensation
Principal Position	Year	($)	($)	Options/SARs #	($)(1)
Patrick M. Ryan	2005	460,000	83,736	—	26,614
Chief Executive Officer of	2004	414,000	277,869	—	25,880
the Company and the Bank	2003	414,000	128,868	—	31,990

F. Kevin Tylus	2005	315,000	157,006	—	16,098
President and Chief Operating	2004	64,375	96,312	24,645	50,312
Officer of the Company and the Bank	2003	—	—	3,000	48,115

Jay G. Destribats	2005	270,000	55,852	—	21,133
Chairman of the	2004	270,000	185,246	—	21,089
Company and the Bank	2003	270,000	86,599	—	23,978

Stephen F. Carman	2005	202,000	30,000	—	18,732
Vice President and Treasurer of the Company,	2004	179,375	35,000	—	17,904
Executive Vice President and Chief Financial Officer of the Bank	2003	175,000	14,000	—	21,376

Timothy J. Losch	2005	178,000	24,000	—	18,818
Executive Vice President	2004	174,250	27,500	—	18,511
and Chief Market Development and Community Relations Officer of the Bank	2003	170,000	14,000	—	20,828

(1)	Includes, for the fiscal year ended December 31, 2005, the Company’s contributions under the 401(k) Plan for: Mr. Ryan – $7,000, Mr. Destribats – $5,296, Mr. Carman – $6,116, and Mr. Losch – $4,258; the estimated cost to maintain executive group term replacement life insurance policies for: Mr. Ryan – $5,124, Mr. Destribats – $6,655, Mr. Carman – $1,960, and Mr. Losch – $4,421; the cost related to shares granted to each executive under the ESOP for: Mr. Ryan – $9,182, Mr. Destribats – $9,182, Mr. Carman – $8,325, and Mr. Losch – $8,085; and the costs associated with the payment for up to three days of unused vacation per year for: Mr. Ryan – $5,308, Mr. Tylus – $3,635, Mr. Carman – $2,331, and Mr. Losch – $2,054.

     Mr. Tylus’s other compensation includes Board fees and interest and matching contributions from the directors deferred compensation plan totaling $12,463 in 2005, $50,312 in 2004 and $48,115 in 2003. The 2005 amount represents earnings on his previously deferred director fees while the prior years include interest as well as board fees and any matching contribution.
Option Grants in the Last Fiscal Year
     There were no options granted for the purchase of Common Stock awarded and issued to the Company’s Chief Executive Officer and other Named Executive Officers during fiscal year 2005.
Option Exercises in Last Fiscal Year and Fiscal-Year-End Option Values
     The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers for the fiscal year ended December 31, 2005 and the year-end amounts and value of shares of Common Stock underlying outstanding options for the Named Executive Officers.

			Number of Securities
			Underlying			Value of Unexercised
			Unexercised			In-the-Money
			Options/SARS at			Options/SARs at
			FY-End (#)			FY-End
	Shares
	Acquired
	on Exercise	Value	Exercisable/			Exercisable ($)/
Name	(#)	Realized ($)	Unexercisable			Unexercisable($)
Patrick M. Ryan	26,588	499,554	123,782	/	—	2,603,991	/	—
F. Kevin Tylus	—	—	25,000	/	—	121,250	/	—
Jay G. Destribats	—	—	91,000	/	—	1,901,276	/	—
Stephen F. Carman	—	—	52,800	/	—	1,046,771	/	—
Timothy J. Losch	—	—	63,050	/	—	1,286,933	/	—
Employment Agreements
     The Company and the Bank have jointly entered into employment agreements (the “Employment Agreements”) with Patrick M. Ryan, F. Kevin Tylus, Jay G. Destribats, Stephen F. Carman and Timothy J. Losch (collectively, the “Executives” or individually, an “Executive”). The Company and the Bank intend these agreements to help ensure that they maintain a stable and competent management base, as the continued success of the Company and the Bank depends on the continued contributions of the Executives.
     The Employment Agreements are substantially similar; each provides for a three year term, renewable annually on an automatic basis unless one of the parties provides at least sixty days notice of non-renewal. The Employment Agreements also provide for the payment of base salary and for each Executive’s participation in bonus programs and employee benefit plans, as well as for reimbursement for business expenses and an automobile allowance. In addition, Mr. Tylus’s agreement provides him with compensation for certain benefits which he agreed to forego as a result of his decision to leave his former employer and join the Company.
     The Employment Agreements require the Executives to devote their full time, attention, skill and efforts to the faithful performance of their duties; however, the Executives may serve as directors of or hold other offices or positions with organizations that do not present conflicts of interest with the Company, the Bank or their affiliates. In addition, the Executives agree to maintain the confidentiality of non-public information related to Bank operations and finances. Upon a termination of employment “without just cause” or “with good reason” (as discussed below), the Executives’ obligations of loyalty and confidentiality remain in effect and the Executives further agree not to serve as directors, officers or employees of any competing financial institutions within fifty miles from the main office of the Bank, nor to interfere with the Bank’s or the Company’s relationship with existing employees, for a period of six months following such termination.
     Upon the death of an Executive during the Employment Agreement term, his estate would receive any compensation due through the last day of the calendar month of death. In the event of an Executive’s retirement in accordance with the Company’s or the Bank’s existing retirement plans, the Employment Agreement would terminate with no further payments made to the Executive pursuant to his contract. If the Executive became disabled, he would receive any disability benefits provided for under his Supplemental Executive Retirement Plan (“SERP,” as discussed below). However, if the Executive was not then a SERP participant or the SERP was no longer in effect, the agreement would provide a disability benefit of 100% of monthly base salary and continued coverage under all benefit plans in which the Executive participated prior to his disability. Disability payments and benefits would continue through the earliest of the Executive’s death, attainment of age 65, or the third anniversary of his termination of employment. Disability payments would be reduced, however, by any benefits payable under any other disability programs sponsored by the Company or the Bank.
     The Company or the Bank may terminate an Executive at any time for “just cause” (as defined in the Employment Agreements), subject to the Executive’s right to appear, with counsel, before the Board prior to such termination. The Executive would receive no severance payments or benefits under the Employment Agreement upon his termination for just cause. The Executive may voluntarily terminate his employment upon the provision of 60 days notice, but upon such termination, he would receive only his compensation and vested benefits through the date of termination.
     Under the Employment Agreements, the Executives would receive certain severance benefits upon termination by the Bank or the Company without just cause or upon voluntary termination “with good reason.” “Good reason,” as defined under the Employment Agreements, includes any of the following: (1) a material reduction in the Executive’s responsibilities, authority, or reporting structure within the Company or the Bank; (2) assignment of duties inconsistent with the Executive’s skills and experience; (3) failure to be nominated or renominated to the Board (applicable only to Messrs. Destribats, Ryan and Tylus); (4) reduction in salary or benefits contrary to the terms of the Employment Agreement, or a reduction in salary or benefits following a change in control (as defined in the Employment Agreement); (5) a termination of benefit plans or of the Executive’s participation in such plans (outside of a good faith, across-the-board reduction of general application) in a manner that effectively reduces their aggregate value; and (6) a requirement that the Executive relocate by more than 35 miles from the current main office of the Bank. In addition, during the period beginning on the effective date of a change in control and continuing for one year thereafter, the Executive may voluntarily terminate employment for any reason and such termination will be treated as a termination with good reason. Upon involuntary termination without just cause, or upon termination with good reason, the Executive would receive a severance payment equal to his annual base salary and bonus for the remaining term of the agreement, with the amount determined by reference to his highest annual base salary during any of the twelve months preceding termination and his highest cash bonus during any of the three years preceding termination. The Executive also would continue to participate in Company or Bank-sponsored health and welfare benefit plans, or receive the cash equivalent of such coverage, for a period of thirty-six months.
     If the Company or the Bank terminate the Executive without just cause, or if the executive terminates employment with good reason within the period beginning six months before and ending three years after a change in control, the Executive would receive a severance payment equal to three times the sum of his highest annual base salary and highest bonus paid during the preceding three calendar years. The Executive would also continue to receive health and welfare benefit coverage, or the cash equivalent, for thirty-six months following termination of employment. In the event that payments made to the Executive under the Employment Agreements result in an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, an excise tax would be imposed on the Executive and the Company would be denied a deduction for such excess amounts. Under the Employment Agreements, the Company would indemnify the Executives for any such excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial tax indemnification. The Company and the Bank would also indemnify the Executives with respect to any legal claims arising from their employment or Board service, if applicable, for a six-year period following termination of the Employment Agreements. Although the Company and the Bank are jointly liable for any payments due, the Company also guarantees the Bank’s payment obligations under the Employment Agreements.
Supplemental Executive Retirement Plan
     The Bank maintains a supplemental executive retirement plan (the “SERP”) to attract and retain key executives of the Bank by providing them with an additional source of retirement income. All of the named executive officers are participants in the SERP. Upon termination of employment at or after a specified normal retirement age, which ranges from age 60 to age 70 depending on the individual participant, the participant will receive a retirement benefit equal to a specified percentage (ranging from 20% to 60% depending on the individual participant) of his average cash compensation in the three calendar years out of the current year and the five years proceeding his retirement that produce the highest average, provided that such amount may not exceed the amount determined as of the date a participant attains his normal retirement age without regard to whether he remains employed after such date. The benefit is payable, at the participant’s election, in the form of 180 monthly installment payments or an actuarially equivalent lump sum and each participant has elected the lump sum. Based on assumptions used in connection with the adoption of the SERP, the estimated lump sum benefit payable to Messrs. Ryan, Tylus, Destribats, Carman and Losch at their specified normal retirement age would be approximately $5.3 million, $4.3 million, $2.5 million, $1.6 million and $1.3 million, respectively. If a participant terminates employment prior to normal retirement age, the normal retirement benefit would be reduced proportionately to reflect the participant’s age and years of participation in the SERP as of his termination date. No benefits are payable under the SERP if a participant’s employment is terminated for cause.
     In the event of a participant’s death while in active service with the Bank, his beneficiaries would be entitled to receive a benefit calculated as if the participant had attained normal retirement age prior to his death. If a participant dies after payments under the SERP have begun, his beneficiaries would receive all remaining payments. In the event of a participant’s disability while employed by the Bank, the SERP would provide him with a monthly payment through age 65 equal to 100 percent of his final average compensation reduced by social security disability benefits and benefits payable under the Bank’s long-term disability program. The SERP disability benefit would be reduced to the normal retirement benefit percentage when the disabled participant attains age 65.
     If, during the three-year period following a change in control of the Company (as defined in the SERP), a participant’s employment with the Bank is involuntarily terminated or the participant voluntarily terminates employment in certain circumstances that amount to a constructive termination, the participant would be entitled to receive the normal retirement benefit without regard to his age and service at termination and based on his final average compensation prior to termination. Under the SERP, events constituting a constructive termination include a reduction in the participant’s position, authority, compensation or benefits or a required relocation of his place of employment more than 35 miles from its location prior to the change in control.

Report of the Compensation Committee
     The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished the following report on executive compensation for 2005.
Compensation Committee Responsibilities
     The responsibilities of the Compensation Committee of the Board of Directors include, among other things: (i) review and approval of all compensation for Mr. Ryan, the Company’s Chief Executive Officer; (ii) review and approval of the Chief Executive Officer’s employment agreement; (iii) review of recommendations made by the Chief Executive Officer with respect to compensation for all executive officers other than the Chief Executive Officer; (iv) review of recommendations made by the Chief Executive Officer with respect to employment agreements, if any, for all executive officers other than the Chief Executive Officer; (v) administration of the annual management incentive plan for key management personnel of the Company; (vi) establishment of Company-wide and individual goals for key management personnel under the annual incentive compensation program; and (vii) carrying out other responsibilities assigned to the Committee by the Board of Directors. In addition, the Committee administers the Company’s stock compensation program. The Committee is composed of non-employee directors. The current members include Messrs. George D. Muller (Chairperson), Elbert G. Basolis, Jr. (Vice-Chairperson), Anthony M. Giampetro, and James E. Bartolomei. In 2005, the Committee included Christopher S. Vernon and Louis R. Matlack.
Criteria for Compensation Levels
     The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its customers, its employees, and the communities in which the Company operates.
     The Committee (in establishing compensation levels for key management personnel) considers many factors, including, but not limited to, the individual’s abilities and performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. An officer must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development with new and existing customers, development of new products, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, and strategic decision making. In determining compensation levels, the Committee also considers the competitiveness of compensation packages relative to other comparable companies and the experience of the individual. Compensation levels for executive officers are generally reviewed annually, but may be reviewed more often as deemed appropriate.
Compensation Philosophy and Strategy
     In addition to the criteria for compensation levels described above, the Company has a compensation philosophy for key management personnel that includes the following elements:
•	The Company believes that compensation is an integral component of its overall business and human resource strategies. The Company’s compensation plans are intended to promote the hiring and retention of personnel necessary to execute the Company’s business strategies and achieve its business objectives.

•	The Company’s compensation plans are designed to be strategy-focused, competitive, and recognize and reward individual and group contributions and results. The Company’s compensation plans are intended to promote an alignment of the interests of employees with the interests of the shareholders by having a meaningful portion of compensation based on financial results and actions that will generate future shareholder value.

•	Compensation is structured to be comparable to general and industry-specific compensation practices.

•	In order to reward financial performance over time, the Company’s compensation programs generally consist of (i) base compensation, (ii) short-term variable incentives and (iii) long-term variable incentives, as appropriate. Short-term variable incentives reward performance for periods of time covering one year or less. Long-term variable incentives reward performance for periods of time greater than one year.

•	The Company’s compensation plans will be administered consistently and fairly to promote equal opportunities for the Company’s employees.
Analysis of Compensation Ranges for Key Management Personnel
     The Committee uses an outside consultant (Pearl Meyer & Partners, a division of Clark Consulting) to gather and analyze compensation data in order to establish comparable ranges of base compensation and targeted short- and long-term variable compensation ranges for similarly situated companies. Compensation data is gathered from proxies for publicly-traded companies in similar industries and/or of a similar size and complexity to create a compensation peer group. Additionally, compensation data is gathered from published compensation surveys of companies of similar size and complexity. The compensation data from these sources is reviewed for the purpose of evaluating appropriate compensation ranges for base compensation and targeted short-and long-term variable compensation of key management personnel.
Compensation of Executive Officers
     Executive officer compensation consists of three components: base salary, annual incentive bonus compensation, and long-term incentive equity grants pursuant to the Company’s stock compensation plans. The Compensation Committee has not yet made a determination with respect to any increases in base salary for our executive officers and each of the executive officers continues to receive base salary at the rate approved for 2005.
     For 2005, bonuses payable to executive officers were adjusted up or down based on performance relative to goals established by the Committee earlier in the year. The Committee recognized a number of positive accomplishments to support the 2005 bonuses to executive officers. Namely, the Committee recognized: (1) record earnings; (2) improved net interest margin; (3) increased deposit base and franchise value resulting from the branch expansion strategy; (4) the private equity capital raise aggregating approximately $8.7 million; and (5) improved internal controls. Another key consideration for the Committee in establishing bonus levels for 2005 was the impact on the Company and the Bank of actions taken by the Bank’s principal federal regulator, the Office of the Comptroller of the Currency (“OCC”), in connection with its examination of the Bank as of September 30, 2004.

In connection with Mr. Tylus's bonus compensation, the Committee considered the fact that he was a relatively recent addition to the executive management team and that the Company was contractually obligated to provide certain bonus payments to compensate him for certain benefits from a prior employer that he forfeited when he joined the Company.
     The Company has historically provided equity-based awards to key management personnel as the long-term variable compensation component of its overall compensation strategy. In keeping with this strategy, the Company’s shareholders approved the 2005 Equity Incentive Plan at the last annual meeting. There were no stock options or other equity-based awards granted to the Company’s executive officers during fiscal year 2005.
Compensation of the Chief Executive Officer
     During 2005, Mr. Ryan was employed pursuant to an employment agreement dated as of August 20, 2004, the specific terms of which have been described elsewhere in this proxy statement. Mr. Ryan earned a base salary of $460,000, and a 2005 bonus of $83,736. Mr. Ryan’s bonus amount was adjusted downward from targeted levels to reflect the general considerations noted above with respect to bonuses awarded to executive officers. No determination has been made with respect to Mr. Ryan’s base salary for 2006 and Mr. Ryan continues to receive base salary at the rate set for 2005.
Compliance with Section 162(m) of the Internal Revenue Code
     The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company. Performance-based compensation (such as certain compensation pursuant to the Company’s stock plans) is not subject to the deduction limit if it meets certain requirements. The Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to any of the executive officers during the current fiscal year will be deemed to exceed the limit. The Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.
SUBMITTED BY THE COMPENSATION COMMITTEE
George D. Muller, Chairperson
Anthony M. Giampetro, M.D., Vice Chairperson
James E. Bartolomei
Elbert G. Basolis, Jr.
March 8, 2006
The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.
Compensation Committee Interlocks and Insider Participation
     George D. Muller, Elbert G. Basolis, Jr., James E. Bartolomei, Anthony M. Giampetro, M.D., Louis R. Matlack and Christopher S. Vernon served as members of the Compensation Committee during 2005. Dr. Giampetro and, Messrs. Basolis, Bartolomei, Matlack, Muller and Vernon have never served as executives of the Company. There are no compensation committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.
VIII. Certain Transactions With Directors and Officers
     Certain directors and officers of the Company and the Bank and their associates are, or have been in the past, customers of and have had transactions with the Bank, and it is expected that such persons will continue to have such transactions in the future. During 2005, several of the directors and officers of the Company and the Bank and their associates had outstanding loans with the Bank. None of these loans were past due or on non-accrual status as of December 31, 2005. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the Company and the Bank, did not involve more than normal risks of collectibility or present other unfavorable features.
     The following is a summary of additional material relationships or transactions with the Company’s directors, nominees for director, executive officers and their affiliates.
•	In October 2004, upon expiration of the initial five-year term and the second five-year renewal term, the Bank renewed its lease for another five-year term for its Trenton branch office, which is owned by The Lalor Urban Renewal Limited Partnership. The Lalor Company, which is the general partner of the limited partnership, is owned by Sidney L. Hofing, a director of the Company and the Bank. Mr. Hofing resigned from the Board of Directors of both the Company and the Bank effective December 31, 2005. Under the lease, the Bank is obligated to pay approximately $3,100 per month, which includes any common area maintenance expenses.

•	In April 2000, the Bank signed a five-year lease with 3 five-year renewal options for its branch in Marrazzo’s Thriftway in West Trenton, New Jersey. The property is owned by Serenity Point LLC, a limited liability company of which Mr. Marrazzo, a director of the Company and the Bank, is a member. Mr. Marrazzo also owns and operates Marrazzo’s Thriftway. Under the terms of the lease, which was executed prior to Mr. Marrazzo becoming a member of the Board, the Bank is obligated to pay approximately $2,200 per month, which included any common area maintenance expenses.

•	In July 2000, the Bank signed a ten-year lease with 4 five-year renewal options for the Lawrence branch office. The property is owned by Union Properties LLC, a limited liability company of which Sidney L. Hofing, a director of the Company and the Bank, is a member. Mr. Hofing resigned from the Board of Directors of both the Company and the Bank effective December 31, 2005. Under the terms of the lease, the Bank is obligated to pay approximately $8,700 per month, which included any common area maintenance expenses. In March 2006, the Bank signed a new 10-year lease, with an unlimited number of one-year renewals, with Union Properties LLC. The payment terms of the new lease are the same as the prior lease.

•	In May 2001, the Bank signed a ten-year lease with 3 five-year renewal options for its Bordentown, New Jersey branch office. The Bank acquired the property from the bankruptcy estate of a borrower and sold the property to BYN, LLC, a limited

Shareholder Proposals
      A shareholder who wishes to nominate any individual as a director or have the shareholders take any action at the Annual Meeting of Shareholders in 2006 shall notify the Secretary of the Company at 2465 Kuser Road, Hamilton, New Jersey 08690 by registered mail, return receipt requested, by March 4, 2007. Any such notice by a shareholder shall specify (a) the name of the shareholder who will make the nomination or proposal or on whose behalf the proposal or nomination will be made, (b) the names of all other shareholders who are acting directly or indirectly with the proposing shareholder or have an understanding directly or indirectly with the proposing shareholder, (c) the number of shares which the shareholder reasonably anticipates may be voted in favor of the proposal, and (d) the name, address and business background of any nominee and/or the full text of any proposal. In order for a shareholder proposal to be included in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2007, in addition to meeting all of the requirements set forth above, and all requirements of applicable securities laws, the Company must receive the proposal by November 27, 2006.

By Order of the Board of Directors,

DANIEL J. O’DONNELL
Secretary

liability company of which Sidney L. Hofing, a director of the Company and the Bank, is a member. Mr. Hofing resigned from the Board of Directors of both the Company and the Bank effective December 31, 2005. The purchase price was approximately $537,000. Under the terms of the lease, the Bank is obligated to pay approximately $7,000 per month, which included any common area maintenance expenses.

•	In October 2001, the Bank signed a fifteen-year lease with 3 five-year renewal options for its Hunterdon County Regional Headquarters. The property is owned by FYNB LLC, a limited liability company of which Sidney L. Hofing, a director of the Company and the Bank, previously had an ownership interest and several members of Mr. Hofing’s immediate family, including his spouse, continue to have an ownership interest. Mr. Hofing resigned from the Board of Directors of both the Company and the Bank effective December 31, 2005. Under the terms of the lease, the Bank is obligated to pay approximately $21,800 per month, which included any common area maintenance expenses. In March 2006, the Bank signed a new lease for its Hunterdon County Regional Headquarters with FYNB LLC, with a 12-year term with 3 five-year renewals. The new lease has an effective date of November 1, 2005. The payment terms of the new lease are the same as the prior lease.

•	In June 2003, the Bank sold its former operations building to Christopher S. Vernon, a director of the Company and the Bank. The purchase price was $650,000 and the Bank recorded a gain of $429,000 in the second quarter of 2003, which is included in other non-interest income in the consolidated statements of income. The Bank leased the basement of the building on a month-by-month basis. Under the terms of that lease, the Bank was required to pay $2,783 per month, which included any common area maintenance expenses. In February 2005, the Bank ended its lease for this property.

•	In January 2005, the Bank signed a five-year lease with 2 five-year renewal options for its maintenance department center. This property is owned by Lalor Storage LLC, a limited liability company of which Christopher S. Vernon, a director of the Company and the Bank, is a member. Under the terms of the lease, the Bank is required to pay $4,984 per month, which includes any common area maintenance expenses.

•	In April 2005, the Bank signed a fifteen-year lease with two five-year renewal options for its West Windsor Branch. The property is owned by WWM Properties LLC, a limited liability company. Sidney L. Hofing, a director of the Company and the Bank has an ownership interest in WWM Properties, LLC. Mr. Hofing resigned from the Board of the Company and Bank effective December 31, 2005. Over the initial term of the lease, the Bank is obligated to pay an average of approximately $13,850 per month including any common area maintenance expenses. Lease payments will start when the branch is completed.

•	In March 2006, the Bank signed a ten-year lease effective with an unlimited number of one-year renewals for its Morrisville branch. The lease had an effective date of November 1, 2005. The property is owned by MYNB, LLC, a limited liability company of which Mr. Sidney L. Hofing, a director of the Company and the Bank has an ownership interest.

Mr. Hofing resigned from the Board of the Company and Bank effective December 31, 2005. Under the terms of the lease, the Bank is obligated to pay approximately $10,800 per month, which included any common area maintenance expenses.

•	In January 2006, the Bank signed a one-year lease effective December 1, 2005 for a temporary location for its Cream Ridge Branch located in Plumsted Township, New Jersey. After the initial term expires the lease will be a month-to-month lease pending relocation to the final site. The current location is a 1,900 square foot space in a strip shopping center. The Bank will occupy this space pending the completion of a full service branch to be located on a pad site adjacent to the shopping center. The shopping center and the pad site are owned by Vernon Holdings 101837 LLC Mr. Vernon a director of the Company and the Bank has an ownership interest in Vernon Holdings 101837 LLC. Under the terms of the lease, the Bank is obligated to pay approximately $3,500 per month, which includes any common area maintenance expenses. A new lease will be negotiated for the pad site in the near future.

•	Mr. Destribats, the Chairman of the Board of the Company is Of Counsel to the law firm of Destribats, Campbell, DeSantis, Magee and Staub. The firm performed general legal services for the Bank during 2005 and continues to perform such services in 2006.

•	In January 2005, Patrick L. Ryan, the son of Patrick M. Ryan, the Chief Executive Officer of the Company and the Bank, joined the Bank in the position of Senior Vice President and Strategic Planning Officer. His employment agreement with the Bank includes a base salary of $138,000 together with benefits consistent with these provided to other officers of the same level.
IX. Audit-Related Information
Relationship with Independent Auditors
     The Audit Committee has selected KPMG LLP (“KPMG”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006. KPMG has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.
     The following table presents the aggregate fees, billed or expected to be billed, for the years ended December 31, 2005 and 2004 for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for those years. Also presented are fees billed for other services rendered by KPMG.

Fee Category	2005 Fees ($)	2004 Fees ($)
Audit Fees (1)	471,000	484,000
Audit-Related Fees (2)	25,000	37,000
Tax Fees (3)	—	—
All Other Fees (4)	7,500	—

Total Fees	503,500	521,000

(1)	Audit Fees consist of fees billed for professional services rendered by KPMG for the audits of the Company’s financial statements and internal control over financial reporting as of and for the fiscal years ended December 31, 2005 and 2004 and the review of the Company’s quarterly reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultations on other financial accounting and reporting related matters.

(3)	No tax services were rendered by KPMG.

(4)	All Other Fees consist of fees billed for all other services not included above.
     The Audit Committee’s Charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by the independent registered accounting firm of the Company, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The policy requires that all services to be performed by KPMG, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The Chairperson of the Audit Committee is authorized to execute any engagement letter or agreement with KPMG for and on behalf of the Company. All services rendered by KPMG are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by KPMG during fiscal 2005. The Audit Committee has considered whether the provision of services after the audit services (as specified above) is compatible with maintaining KPMG’s independence and has determined that provision of such services has not adversely affected KPMG’s independence.
Report of the Audit Committee
     The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements of Nasdaq and the SEC for corporate audit committees. The complete text of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
     The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.
     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm their independence.
     Based upon the reports and discussions in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Committee’s charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.
SUBMITTED BY THE AUDIT COMMITTEE
James E. Bartolomei, Chairperson
Robert L. Workman, Vice Chairperson
Louis R. Matlack, Ph.D.
George D. Muller
March 13, 2006
The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.
X. Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, each of the Company’s officers, directors and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or it, except that a report on Form 4 was untimely filed in 2005 by Sidney L. Hofing (reporting four acquisitions of shares through our Dividend Reinvestment Plan, in which Mr. Hofing had direct and indirect interests).

Equity Compensation Plan Information
     The following table sets forth information, as of the end of the fiscal year ended December 31, 2005, with respect to compensation plans under which the Company is authorized to issue shares of Common Stock.

	Number of Shares		Number of Shares
	to be Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance under
	Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants	Options, Warrants	(excluding securities
Plan Category	and Rights	and Rights	reflected in first column)
Equity compensation plans approved by security holders (1)	856,983	$17.09	746,974

Equity compensation plan(s) not approved by security holders	—	—	—

Total	856,983	$17.09	746,974

(1)	These plans consist of the Yardville National Bancorp 1997 Stock Option Plan, the 2003 Director Plan and the 2005 Equity Incentive Plan.
Annual Report
     A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of Common Stock on March 17, 2006, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at our address set forth in the Notice of Annual Meeting of Shareholders immediately preceding this Proxy Statement.
Shareholder Proposals
     A shareholder who wishes to nominate any individual as a director or have the shareholders take any action at the Annual Meeting of Shareholders in 2006 shall notify the Secretary of the Company at 2465 Kuser Road, Hamilton, New Jersey 08690 by registered mail, return receipt requested, by March 4, 2007. Any such notice by a shareholder shall specify (a) the name of the shareholder who will make the nomination or proposal or on whose behalf the proposal or nomination will be made, (b) the names of all other shareholders who are acting directly or indirectly with the proposing shareholder or have an understanding directly or indirectly with the proposing shareholder, (c) the number of shares which the shareholder reasonably anticipates may be voted in favor of the proposal, and (d) the name, address and business background of any nominee and/or the full text of any proposal. In order for a shareholder proposal to be included in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2007, in addition to meeting all of the requirements set forth above, and all requirements of applicable securities laws, the Company must receive the proposal by November 27, 2006.

By Order of the Board of Directors,

DANIEL J. O’DONNELL
Secretary

Appendix A
YARDVILLE NATIONAL BANCORP
AUDIT COMMITTEE CHARTER
Purpose
The Audit Committee is appointed by the Board to monitor (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
Committee Membership
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices.
The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. Vacancies on the Audit Committee shall be filled by the Board, and Audit Committee members may be replaced by the Board. Unless a Chairperson of the Audit Committee is elected by the full Board, the members of the Audit Committee may designate a Chairperson of the Audit Committee by majority vote of the full Committee Membership. In addition, the Board, or the Audit Committee by majority vote, may appoint a Vice-Chairperson to serve in the absence of the Chairperson.
Meetings
The Audit Committee shall meet as often as it determines, but not less frequently than six times per year. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business. Minutes of each meeting of the Audit Committee should be recorded. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Audit Committee. The Audit Committee may also act by unanimous written consent without a meeting. The Audit Committee shall meet periodically in executive session with any or all of the following: the independent auditor, the Chief Financial Officer, the Risk Management Officer, the Credit Risk Review Officer, and the Chief Auditor. The Audit Committee or its Chairman shall meet with the independent auditors and management quarterly to review the Company’s financial statements and related materials consistent with the items under “Financial Statement and Disclosure Matters” below. In addition, the Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint, retain or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.
The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services as described in

Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Chairman of the Audit Committee shall be authorized to execute any such engagement letter or agreement with the independent auditors for and on behalf of the Company.
The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate with the authority to grant pre-approvals of permitted non-audit services subject to the de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
In discharging its oversight role, the Audit Committee is empowered to investigate any matter it chooses with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; to any advisors retained by the Audit Committee; and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The independent auditors are ultimately accountable to, and the selection, evaluation and replacement of such auditors are the responsibility of, the Audit Committee.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Board shall annually review the Audit Committee’s performance.
The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in this Charter. However, in carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements.
Accordingly, the Audit Committee shall:
Financial Statement and Disclosure Matters
1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

4.	Review and discuss quarterly reports from the independent auditors on:
a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
5.	Discuss generally with management the types of information to be disclosed in the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and discuss with management the types of presentations to be made to analysts and rating agencies.

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO, or the Company’s Disclosure Committee or any member thereof, during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

10.	Notify the management of Yardville National Bancorp of the existence of “material weaknesses” in the “internal control structure and procedures for financial reporting,” if the Committee becomes aware of those “material weaknesses” and if the weaknesses are not corrected within the quarter identified. For these purposes, “material weaknesses” and “internal control structure and procedures for financial reporting” have the same meaning as the terms are used in Section 404 of the Sarbanes-Oxley Act of 2002 and Statement on Auditing Standards No. 60, respectively.
Oversight of the Company’s Relationship with the Independent Auditor
11.	Review and evaluate the lead partner of the independent auditor team.

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company consistent with Independent Standards Board Standard 1. Evaluate the qualifications, performance and independence of the independent auditor, including actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditor, considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

14.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15.	Meet with the independent auditor prior to the audit to discuss the audit plan.
Oversight of the Company’s Internal Audit and Credit Risk Review Departments
16.	Review and approve the appointment of the Chief Auditor and Credit Risk Review Officer, who shall both report directly to the Audit Committee.

17.	Review and discuss the findings, of both the Internal Audit and Credit Risk Review Departments, which have been reported to management, management’s responses, and the progress of the related corrective action plans.

18.	Review and evaluate the adequacy of the work performed by the Audit and Risk Management Departments, and ensure that both Departments are independent and have adequate resources to fulfill their duties.

19.	Review and discuss with the Auditor the planned scope of the internal audit.
Financial Reporting Processes
20.	In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both the processes within the Company and those related to financial reporting provided by the Company to any governmental authorities and the public.

21.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

22.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.
Compliance Oversight Responsibilities
23.	Meet with the examiners of the Office of the Comptroller of the Currency, at least once each supervisory cycle, to discuss the findings of their reviews, including conclusions regarding the audit function.

24.	Monitor, track, and, where necessary, provide discipline to ensure effective and timely response by management to correct weaknesses or deficiencies in controls, and violations of law or regulation, as noted in internal or external audit reports, management reports or examination reports.

25.	Obtain from the independent auditor assurance that it has not detected or otherwise become aware of information indicating that an illegal act has or may have occurred pursuant to Section 10A(b) of the Exchange Act.

26.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/ affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

27.	Review any requests for waivers to the Company’s Code of Ethics, Business Code of Conduct or Insider Trading Policy, and submit any requests for waivers for directors, executive officers or senior financial officers to the Board of Directors for approval.

28.	Review and approve all related party transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

29.	Establish procedures for the receipt, retention and treatment of complaints received in accordance with the Company’s Whistleblower Policy, including complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements, accounting policies or internal controls.

31.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

32.	At least twice a year, review reports from the Company’s Compliance Officer regarding the results of the Compliance Department’s testing procedures designed to evaluate the Company’s compliance with all applicable laws and regulations. This report should provide adequate detail to indicate the areas tested, any exceptions noted and the results of corrective actions.
Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.
Audit Committee Responsibilities Calendar
This Audit Committee Charter is supplemented by the attached Audit Committee Responsibilities Calendar. This document provides clear guidance on the required duties of the Audit Committee and the required frequency of each task.
Approved by the Board of Directors: October 26, 2005

YARDVILLE NATIONAL BANCORP
AUDIT COMMITTEE RESPONSIBILITIES CALENDAR

When Performed
Audit Committee Meetings
Responsibilities		Q1	Q2	Q3	Q4	As Needed
1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.	X				X

2.	Review and discuss with management and the independent auditor the quarterly reviewed financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the reviewed financial statements should be included in the Company’s Form 10-Q.		X	X	X	X

3.	For each quarterly report of the Company review: 1) Management’s disclosure to the Committee and the independent auditor under Section 302 of the SOX ACT, including changes in the internal controls over financial reporting; and 2) The contents of the CEO and the CFO certificates to be filed under Sections 302 and 906 of SOX.	X	X	X	X

4.	Review and discuss quarterly reports from the independent auditors on: (a) All critical accounting policies and practices to be used; (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor and (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.	X	X	X	X

5.	Discuss generally with management the types of information to be disclosed in the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and discuss with management the types of presentations to be made to analysts and rating agencies;	X	X	X	X

When Performed
Audit Committee Meetings
Responsibilities		Q1	Q2	Q3	Q4	As Needed
6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.	X	X	X	X

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.		X		X	X

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.	X	X	X	X

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO, or the Company’s Disclosure Committee or any member thereof, during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.	X	X	X	X

10.	Review and evaluate the lead partner of the independent auditor team.				X

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company consistent with Independent Standards Board Standard 1.				X

When Performed
Audit Committee Meetings
Responsibilities		Q1	Q2	Q3	Q4	As Needed
12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.					X

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.					X

14.	Meet with the independent auditor prior to the audit to discuss the audit plan.				X

15.	Review and approve the appointment of the Chief Auditor and Credit Risk Review Officer, who shall both report directly to the Audit Committee.					X

16.	Review and discuss the findings, of both the Internal Audit and Credit Risk Review Departments, that have been reported to management, management’s responses, and the progress of the related corrective action plans.	X	X	X	X	X

17.	Review and evaluate the adequacy of the work performed by the Audit and Risk Management Departments, and ensure that both Departments are independent and have adequate resources to fulfill their duties.	X	X	X	X	X

18.	Review and discuss with the Chief Auditor the planned scope of the annual internal audit plan. Specifically, review the the risk assessment, audit schedule, and resulting staffing requirements.	X

19.	At least quarterly, review an updated Audit Schedule to evaluate the progress made to date, problems encountered, resolutions to those problems and a projection of the work required to complete the schedule.	X	X	X	X

20.	Resolve any disagreements between management and the independent auditors about financial reporting.					X

21.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.					X

When Performed
Audit Committee Meetings
Responsibilities		Q1	Q2	Q3	Q4	As Needed
22.	Meet with the examiners of the Office of the Comptroller of the Currency, at least once each supervisory cycle, to discuss the findings of their reviews, including conclusions regarding the audit function.	X				X

23.	Review the Exception Tracking Report in order to monitor, track, and, where necessary, provide discipline to ensure effective and timely response by management to correct weaknesses or deficiencies in controls, and violations of law or regulation, as noted in internal or external audit reports, management reports or examination reports.	X	X	X	X

24.	Obtain from the independent auditor assurance that it has not detected or otherwise become aware of information indicating that an illegal act has or may have occurred pursuant to Section 10A(b) of the Exchange Act.	X				X

25.	Obtain reports from management, the Company’s Chief Auditor and the independent auditor that the Company and its subsidiary/affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.	X				X

26.	Review any requests for waivers to the Company’s Code of Ethics, Business Code of Conduct or Insider Trading Policy, and submit any requests for waivers for directors, executive officers or senior financial officers to the Board of Directors for approval.					X

27.	Review and approve all related party transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.					X

28.	Establish procedures for the receipt, retention and treatment of complaints received in accordance with the Company’s Whistleblower Policy, including complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.					X

When Performed
Audit Committee Meetings
Responsibilities		Q1	Q2	Q3	Q4	As Needed
29.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements, accounting policies or internal controls.					X

30.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.	X	X	X	X	X

31.	At least twice a year, review reports from the Company’s Compliance Officer regarding the results of the Compliance Department’s testing procedures designed to evaluate the Company’s compliance with all applicable laws and regulations. This report should provide adequate detail to indicate the areas tested, any exceptions noted and the results of corrective actions.		X		X	X

32.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.	X				X

33.	Prepare the agenda for the Committee meetings in consultation with management, the Chief Auditor and the independent auditor.	X	X	X	X	X

34.	Review and update the Audit Committee Charter and Responsibility Calendar				X

35.	Perform an annual performance evaluation of the Committee’s performance.	X

36.	Approve or replace the independent auditor and sign the independent auditor’s engagement letter.				X	X

37.	Meet with the independent auditor in executive session.	X	X	X	X

38.	Meet with the Chief Auditor in executive session.	X	X	X	X

When Performed
Audit Committee Meetings
	Responsibilities	Q1	Q2	Q3	Q4	As Needed
39.	Meet with finance management in executive session to discuss any matters that either the Committee or management deem private.					X

40.	Meet with the Company’s General Counsel to review any whistleblower activity, pending legal matters, or other issues as they arise.	X	X	X	X

41.	Recommend policies to the Board for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.					X

42.	Evaluate the qualifications, performance and independence of the independent auditor, including actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditor, considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.	X

ANNUAL MEETING OF SHAREHOLDERS
THE CONFERENCE CENTER AT MERCER
ON THE WEST WINDSOR CAMPUS OF
MERCER COUNTY COMMUNITY COLLEGE
1200 OLD TRENTON ROAD
WEST WINDSOR, NEW JERSEY
(609) 586-4800
MAY 3, 2006 — 10:00 AM EDT

Directions to the West Windsor Campus
From North or South via US 1
Exit onto Quakerbridge Road, South 533
After two miles, left onto Hughes Drive
Follow Hughes Drive past Mercer County Park entrance
Campus entrance is on left
From North or South via Interstate 95/295
Take Interstate 95 (which becomes Interstate 295) to Exit 65A, Sloan Ave. E.
East on Sloan Ave. (becomes Flock Rd.) to end (Edinburg Rd.)
Left onto Edinburg Rd. to campus entrance (jughandle right)
From North via NJ Turnpike
Turnpike Exit 8 at Hightstown onto 33 West
33 West to 571 in downtown Hightstown
Right onto 571
Continue on 571 to 535
Left onto 535 (Old Trenton Road), five miles to campus entrance on right, after Mercer County Park
From South via NJ Turnpike
Turnpike Exit 7A (Interstate 195)
West on I-195 to Exit 5B (first exit off I-195)
North on NJ. 130 to first light (526)
Left onto 526 to first light
Bear left at light, then take immediate right (still 526)
526 to end, 535 (Old Trenton Rd.)
Left onto 535, two miles to campus entrance on right, after Mercer County Park

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY YARDVILLE NATIONAL BANCORP

ANNUAL MEETING OF SHAREHOLDERS
May 3, 2006
     The undersigned hereby appoints James E. Bartolomei and Robert L. Workman, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the annual meeting or otherwise, all the shares of Yardville National Bancorp common stock held of record by the undersigned at the close of business on March 17, 2006, at the annual meeting of shareholders, to be held May 3, 2006, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” each of the listed proposals.
     Should a director nominee be unable to serve as a director, an event Yardville National Bancorp does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the Board of Directors.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.
Please be sure to sign and date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above	Date

		For	With-	For All
			hold	Except
1.	The election of Samuel D. Marrazzo, Louis R. Matlack, Ph.D. and George D. Muller as directors of Yardville National Bancorp each to hold office until the 2009 annual meeting.	☐	☐	☐

INSTRUCTIONS: To vote for all the nominees mark the box “For” with an “X”. To withhold your vote for all the nominees mark the box “Withhold” with an “X”. To withhold your vote for an individual nominee mark the box “For All Except” and write the name of the nominee on the following line for whom you wish to withhold your vote.

	For	Against	Abstain
2.
The granting of discretion on all other matters as may properly come before the annual meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise.
	☐	☐	☐

     This proxy may be revoked at any time before it is voted on by delivering to the Secretary of Yardville National Bancorp on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Yardville National Bancorp common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.

Detach above card, sign, date and mail in postage paid envelope provided
YARDVILLE NATIONAL BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned acknowledges receipt from Yardville National Bancorp prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to held on May 3, 2006, the Proxy Statement dated March 27, 2006 and Yardville National Bancorp’s Annual Report to Shareholders for the fiscal year ended December 31, 2005.
     Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED